UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 22, 2010

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously described in the Current Report on Form 8-K of Spectrum Brands Holdings, Inc. (the “Company” or “SB Holdings”) filed with the Securities and Exchange Commission on June 17, 2010, on June 16, 2010 the Company completed its previously announced business combination transaction (the “Transaction”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended, by and among the Company, Russell Hobbs, Inc. (“Russell Hobbs”), Spectrum Brands, Inc. (“Spectrum”), Battery Merger Corp. and Grill Merger Corp.

As a result of the Transaction, the stockholders of Spectrum (other than Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. or Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”)) own approximately 36% of SB Holdings, and the Harbinger Parties own approximately 64% of SB Holdings. As a result of the Transaction, there currently are 51,103,567 shares of the Company’s common stock outstanding, excluding the 271,001 shares reserved for issuance upon conversion of the Company’s outstanding restricted stock units that were issued in exchange for Russell Hobbs restricted stock units in connection with the Transaction.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 22, 2010